PERSHING
Division of Donaldson, Lufkin and Jenrette Securities Corp.
One Pershing Plaza, Jersey City, NJ 07399

MARGIN AGREEMENT
TO: Pershing, Division of Donaldson, Lufkin & Jenrette
Securities Corporation:
In consideration of your accepting and carrying for the
undersigned one or more accounts introduced to you by my
broker, bank or other introducing firm ("Introducing Firm"), which Introducing Firm is intended to have the benefit and
is a third party beneficiary of this agreement, the
undersigned agrees as follows:
ROLE OF PERSHING
1 .    You are carrying the accounts of the undersigned as
clearing broker pursuant to a clearing agreement with
Introducing Firm. Until receipt from the undersigned of
written notice to the contrary, you may accept from Introducing Firm, without inquiry or investigation, (i) orders for the purchase or sale of securities and other property on margin or otherwise, and (ii) any other instructions concerning said accounts. Notices to the undersigned concerning margin
requirements or other matters related to the undersigned's
accounts usually will go through undersigned's Introducing
Firm although direct notice to the undersigned with duplicate notice to undersigned's Introducing Firm may occur if market conditions, time constraints or other circumstances require
it. You shall not be responsible or liable for any acts or
omissions of Introducing Firm or its employees. I understand that Pershing provides no investment advice nor do you
give advice or offer any opinion with respect to the suitability of any transaction or order. I understand that my Introducing
Firm is not acting as the agent of Pershing and I agree that
I will in no way hold Pershing, Donaldson, Lufkin & Jenrette Securities Corporation, its other Divisions, and its Officers, Directors and Agents liable for any trading losses incurred by
me.
APPLICABLE RULES AND REGULATIONS
2. All transactions for the undersigned shall be subject
to the constitution, rules, regulations, customs and
usages of the exchange or market and its clearing house,
if any, where executed by you or your agents, including
your subsidiaries and affiliates.
DEFINITIONS
3. For purposes of this agreement 'securities, commodities
and other property," as used herein shall include, but
not be limited to money, securities, and commodities of
every kind and nature and all contracts and options relating thereto, whether for present or future delivery.
LIEN
4. All securities, commodities and other property of the
undersigned which you may at any time be carrying for the undersigned, or which may at any time be in your possession or under your control, shall be subject to a general lien
and security interest in your favor for the discharge of all the undersigned's indebtedness and other obligations to you, without regard to your having made any advances in connection with such securities and other property and without regard to the number of accounts the undersigned may have with you. In enforcing your lien, you shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.
LIQUIDATION
5. If, in your discretion you consider it necessary for
your protection to require additional collateral or in the event that a petition in bankruptcy, or for appointment of a receiver is filed by or against the undersigned, or an attachment is
levied against the accounts of the undersigned, or in the event of the death of the undersigned, you shall have the right to sell any or all securities, commodities and other property in the accounts of the undersigned with you, whether carried individually or jointly with others, to buy any or all securities, commodities and other property which may be short in such accounts, to cancel any open orders and to close any or all outstanding contracts, all without demand for margin
or additional margin, notice of sale or purchase or other
notice or advertisement. Any such sales or purchases may be
made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and you may be the purchasers for your own
account. It being understood that a prior demand, or call,
or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice.
PAYMENT OF INDEBTEDNESS UPON DEMAND AND LIABILITY FOR COSTS
OF COLLECTION
6. The undersigned shall at all times be liable for the
payment upon demand of any debit balance or other obligations owing in any of the accounts of the undersigned with you and the undersigned shall be liable to you for any deficiency
remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by the undersigned: and, the undersigned shall make payments of such obligations and indebtedness upon demand. The reasonable costs and expense of collection of the debit balance, recovery of securities,
and any unpaid deficiency in the accounts of the undersigned with you, including, but not limited to, attorney's fees,
incurred and payable or paid by you shall be payable to you
by the undersigned.
PLEDGE OF SECURITIES
7. All securities, commodities and other properly now or
hereafter held, carried or maintained by you in your possession in any of the accounts of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other such securities, commodities and other property for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining to your possession or control for delivery a like amount of similar securities, commodities or other property.
MARGIN REQUIREMENTS, CREDIT CHARGES AND CREDIT INVESTIGATION
8. The undersigned will at all times maintain such securities, commodities and other property in the accounts of the undersigned for margin purposes as you shall require from time to time and the monthly debit balances or adjusted balances in the accounts of the undersigned with you shall be charged, in accordance with your practice, with interest at a rate permitted by the laws of the State of New York. It is understood that the interest charge made to the undersigned's account at the close of a charge period will be added to the opening balance for the next charge period unless paid.
I acknowledge receipt from my Introducing Firm of the disclosure statement which explains the conditions under which interest can be charged to my account, the annual rate of interest, how debit balances are determined and the methods of computing interest.
You may exchange credit information about the undersigned with others. You may request a credit report on the undersigned and upon request, you will state the name and address of the consumer reporting agency that furnished it. If you extend, update or renew the undersigned's credit, you may request a new credit report without telling the undersigned.
COMMUNICATIONS
9. Communications may be sent to the undersigned at the
current address of the undersigned, which is on file at
your office, or at such other address as the undersigned
may hereafter give you in writing, or through my Introducing
Firm, and all communications, so sent, whether by mail,
telegraph, messenger or otherwise, shall be deemed given to
the undersigned personally, whether actually received or not.
SCOPE AND TRANSFERABILITY
10. This agreement shall cover individually and collectively all accounts which the undersigned may open or reopen with you, and shall inure to the benefit of your successors whether by merger, consolidation or otherwise, and assigns, and you may transfer the accounts of the undersigned to your successors and assigns, and this agreement shall be binding upon the
heirs, executors, administrators, successors and assigns of
the undersigned.
NO NON-INVESTMENT ADVICE
11. The undersigned acknowledges that you will not
provide the undersigned with any legal, tax or accounting
advice, that your employees are not authorized to give
any such advice and that the undersigned will not solicit
or rely upon any such advice from you or your employees
whether in connection with transactions in or for any of
the accounts of the undersigned or otherwise. In making
legal, tax or accounting decisions with respect to
transactions in or for the accounts of the undersigned
or any other matter, the undersigned will consult with
and rely upon its own advisors and not you, and you shall
have no liability therefor.
EXTRAORDINARY EVENTS
12. You shall not be liable for loss caused directly or
indirectly by government restrictions, exchange or market
rulings, suspension of trading, war, strikes or other
conditions beyond your control.
REPRESENTATIONS AS TO CAPACITY TO ENTER INTO AGREEMENT
13. The undersigned, if an individual, represents that the undersigned is of full age, that unless otherwise disclosed to you in writing the undersigned is not an
employee of any exchange, or of any corporation of which
any exchange owns a majority of the capital stock, or
of a member firm or member corporation registered on any
exchange or of a bank, trust company, insurance company
or of any corporations, firm or individual engaged in
the business of dealing either as a broker or as principal
in securities, bills of exchange acceptances or other
forms of commercial paper. The undersigned further
represents that no one except the undersigned has an
interest in the account or accounts of the undersigned
with you.
JOINT AND SEVERAL LIABILITY
14. If the undersigned shall consist of more than one
individual, their obligations under this agreement shall
be joint and several. The undersigned have executed the
Joint Account Agreement and made the election required
therein. Pursuant to that agreement, you may, but are not
required to, accept instructions from either joint party.
OPTION TRANSACTIONS
15. If at any time the undersigned shall enter into any
transaction for the purchase or resale of an option contract, the undersigned hereby agrees to abide by the rules of any
national securities association, registered securities exchange or clearing organization applicable to the trading of option contracts and, acting alone or in concert, will not violate the position or exercise limitation rules of any such
association or exchange or of the Options Clearing Corporation or other clearing organization.
SEPARABILITY
16. If any provision or condition of this agreement shall
be held to be invalid or unenforceable by any court, or
regulatory or self-regulatory agency or body, such invalidity or unenforcesability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement
shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.
HEADINGS ARE DESCRIPTIVE
17. The heading of each provision hereof is for descriptive
purposes only and shall not be deemed to modify or quality
any of the rights or obligations set forth in each such
provision.
ASSIGNMENT OF PERSHING'S RIGHTS UNDER THIS AGREEMENT TO
INTRODUCING FIRM
18. The undersigned agrees that any rights that Pershing
has under this agreement, including but not limited to the
right, to collect any debit balance or other obligations
owing in any of the accounts of the undersigned may be
assigned to the Introducing Firm of the undersigned so that
the undersigned's Introducing Firm may collect from the
undersigned independently or jointly with Pershing or enforce any other rights granted to Pershing under this agreement.
ARBITRATION DISCLOSURES
19. - ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
 THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN
COURT, INCLUDING THE RIGHT TO JURY TRIAL.
 PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN
AND DIFFERENT FROM COURT PROCEEDINGS.
 THE ARBITRATORS'AWARD IS NOT REQUIRED TO INCLUDE FACTUAL
FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL
OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS
STRICTLY LIMITED.
 THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY
OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES
INDUSTRY.
AGREEMENT TO ARBITRATE CONTROVERSIES
20.	IT IS AGREED THAT ANY CONTROVERSY BETWEEN OR AMONG
THE UNDERSIGNED, PERSHING AND INTRODUCING FORM OR
ANY OF THEM ARISING OUT OF PERSHING'S OR INTRODUCING
FIRM'S BUSINESS OR THIS AGREEMENT, SHALL BE SUBMITTED
TO ARBITRATION BEFORE THE NEW YORK STOCK EXCHANGE,
INC. OR ANY OTHER NATIONAL SECURITIES EXCHANGE ON WHICH A TRANSACTION GIVING RISE TO THE CLAIM TOOK PLACE (AND ONLY
BEFORE SUCH EXCHANGE) OR THE NASD INC., REGULATION, AS THE UNDERSIGNED MAY ELECT AND IN ACCORDANCE WITH THE RULES
OBTAINING OF THE SELECTED ORGANIZATION. ARBITRATION MUST
BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN
DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION
TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.
IN THE EVENT THE UNDERSIGNED DOES NOT MAKE SUCH ELECTION
WITHIN FIVE (5) DAYS OF SUCH DEMAND OR NOTICE, THEN THE
UNDERSIGNED AUTHORIZES YOU TO DO SO ON BEHALF OF THE
UNDERSIGNED.
NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION
TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE
ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED
IN COURT A PUTATIVE CLASS ACTION; 08 WHO IS A MEMBER OF A
PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH
RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS
ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DECERTIFIED;
OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER
IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE
TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE
A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE
EXTENT STATED HEREIN.
THE LAWS OF THE STATE OF NEW YORK GOVERN
21.	THIS AGREEMENT AND ITS ENFORCEMENT SHALL BE GOVERNED
BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING
EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS.
LOAN CONSENT
22.	BY SIGNING THIS AGREEMENT, THE UNDERSIGNED ACKNOWLEDGES
THAT SECURITIES NOT FULLY PAID FOR BY THE UNDERSIGNED MAY
BE LOANED TO YOU OR LOANED OUT TO OTHERS.
THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPHS 19 AND 20 ON THIS PAGE. I ACKNOWLEDGE RECEIVING A
COPY OF THIS AGREEMENT.
SIGNATURES
(If a Corporation, Partnership or Other Entity)

(Name of Entity)                    (If Individuals)

                               (Second Party if Joint Account)
By

Title
~        SEAL

DATED